UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report February 15, 2006

(Date of earliest event reported) (February 9, 2006)

PETRO STOPPING CENTERS, L.P.

Exact Name of Registrant as Specified in its Charter

Delaware	1-13018	74-2628339
State or Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

6080 Surety Dr. El Paso, Texas	79905
Address of Principal Executive Offices	Zip Code

(915) 779-4711

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Petro Stopping Centers, L.P., Petro Stopping Centers Holdings, L.P., Petro Holdings Financial Corporation, Petro Distributing, Inc., and Petro Financial Corporation (collectively, the “Petro Entities”) entered into the Third Amendment and Consent Relating to Credit Agreement among the Petro Entities, the Lenders, and Wells Fargo Bank, N.A., as Administrative Agent, Collateral Agent and L/C Issuer (the “Agreement”). The Agreement to the Petro Entities’ existing senior secured credit facilities, executed on February 9, 2006 and effective on February 3, 2006, among other things, permits the Petro Entities to: (i) enter into a joint venture arrangement with Alon USA, Interests, LLC or any of its affiliates or subsidiaries (“Alon”) for the purpose of developing a travel center in the area of Midland, Texas (the “Asset Joint Venture”); (ii) enter into a joint venture arrangement with Alon for the purpose of operating certain aspects of the Asset Joint Venture; and (iii) transfer $5,000,000 in cash to Petro Distributing, Inc. in the form of an equity contribution, for the purpose of facilitating Petro Distributing, Inc.’s purchase of gasoline, fuel and similar products from its vendors.

A copy of the amended senior secured credit facilities is filed as Exhibit 4.08 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of business acquired:

Not applicable.

(b)	Pro-forma financial information:

Not applicable.

(c)	Exhibits:

4.08	Third Amendment and Consent Relating to Credit Agreement, entered into as of February 3, 2006, among Petro Stopping Centers, L.P., Petro Stopping Centers Holdings, L.P., Petro Holdings Financial Corporation, Petro Distributing, Inc., and Petro Financial Corporation, the Lenders, and Wells Fargo Bank, N.A., as Administrative Agent, Collateral Agent and L/C Issuer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PETRO STOPPING CENTERS, L.P.
(Registrant)

Date: February 15, 2006	By:	/s/ Edward Escudero
Edward Escudero Chief Financial Officer and Secretary (On behalf of the Registrant and as Registrant’s Principal Financial Officer and Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.08*	Third Amendment and Consent Relating to Credit Agreement, entered into as of February 3, 2006, among Petro Stopping Centers, L.P., Petro Stopping Centers Holdings, L.P., Petro Holdings Financial Corporation, Petro Distributing, Inc., and Petro Financial Corporation, the Lenders, and Wells Fargo Bank, N.A., as Administrative Agent, Collateral Agent and L/C Issuer.

*	Filed herewith